UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2005

E*TRADE Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

135 East 57th Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 521-4300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On October 6, 2005, E*TRADE Financial Corporation, a Delaware corporation (the “Company”), closed the acquisition (the “Transaction”) of Harrisdirect LLC, a Delaware limited liability company (“Harrisdirect”), pursuant to the Purchase and Sale Agreement (the “Agreement”), dated August 7, 2005, between the Company, Harris Financial Corp., a Delaware corporation (the “Seller”), and Harrisdirect. The Transaction was previously announced by the Company in its Form 8-K dated August 7, 2005.

In connection with the Transaction, the Company acquired all of the limited liability company interests in Harrisdirect from the Seller for approximately $700 million in cash.

Prior to the closing of the Transaction, the Company entered into the First Amendment to Purchase and Sale Agreement, dated as of October 6, 2005 (the “Amendment”), with the Seller and Harrisdirect. A copy of the Amendment is filed as Exhibit 2.1 hereto and is incorporated in this report by reference.

A copy of the press release announcing the closing of the Transaction is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 2.1	First Amendment to Purchase and Sale Agreement, dated October 6, 2005

Exhibit 99.1	Press Release, dated October 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE Financial Corporation

By:	/s/ Russell S. Elmer
Name:	Russell S. Elmer
Title:	General Counsel and Corporate Secretary

Date: October 7, 2005